Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of February 1, 2016 (the “Effective Date”) by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Corporation”), and [                    ] (the “Investor”).

AGREEMENT

WHEREAS, the Investor is [a member of the Board of Directors][an officer] of the Corporation;

WHEREAS, in connection with the Corporation’s entrance into that certain Revolving Credit, Term Loan and Security Agreement, dated as of January 21, 2016, by and among Universal Stainless & Alloy Products, Inc., the other borrowers party thereto, the guarantors party thereto from time to time, PNC Bank, National Association, as administrative agent and co-collateral agent, Bank of America, N.A., as co-collateral agent, and PNC Capital Markets LLC, as sole lead arranger and sole bookrunner (the “Credit Agreement”), the Investor advanced $[XXXXXX] (the “Advanced Funds”) to a deposit account in the name of the Corporation in order to facilitate the closing under the Credit Agreement in accordance with its terms, with all amounts in such deposit account being applied on the date hereof to prepay certain amounts owed by the Corporation under the Credit Agreement;

WHEREAS, pursuant to the terms of the Credit Agreement, the Corporation is required to complete the offering and sale of newly issued equity securities with an aggregate purchase price of at least $500,000;

WHEREAS, the Investor desires to purchase from the Corporation, and the Corporation desires to sell to the Investor, newly issued shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the Corporation and the Investor, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE OF SHARES

1.1. Sale and Issuance of Common Stock. On the Effective Date and subject to the terms and conditions of this Agreement, the Corporation hereby sells to the Investor, and the Investor hereby purchases from the Corporation, a number of newly issued shares of Common Stock equal to (i) $[XXXXXX], divided by (ii) the average of the high and low trading price for the Common Stock on The NASDAQ Stock Market on the date hereof, rounded down to the nearest whole share, with the Corporation having the option to increase such number of shares of Common Stock by up to ten (10) shares (collectively, the “Purchased Shares”), for an aggregate purchase price equal to the product of (a) the number of Purchased Shares and (b) the average of the high and low trading price for the Common Stock on The NASDAQ Stock Market on the date hereof (the “Purchase Price”). The Purchase Price shall be paid to the Corporation in the form of a forgiveness by the Investor of any amounts that may be owed to the Investor by the Corporation, and the waiver of any claims the Investor may have against the Corporation, in connection with the Investor’s advance of the Advanced Funds in order to facilitate the closing under the Credit Agreement, each of which are set forth in Section 1.3 hereof. The Corporation shall pay to the Investor the difference between the amount of the Advanced Funds and the Purchase Price.

1.2. Delivery of Purchased Shares. On February 2, 2016, the Corporation shall deliver the Purchased Shares to the Investor in accordance with delivery instructions provided by the Investor to the Company.

1.3. Forgiveness and Waiver of Claims. The Investor hereby forgives any amounts owed to the Investor by the Corporation in connection with the Investor’s advance of the Advanced Funds in order to facilitate the closing under the Credit Agreement. The Investor also hereby releases and waives, to the fullest extent permitted by applicable law, all claims, demands, actions and causes of action related in any respect to the Investor’s advance of the Advanced Funds in order to facilitate the closing under the Credit Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investors as follows:

(a) Organization and Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b) Authority. The Corporation has full power and authority to execute and delivery this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by the Corporation and constitutes the legal, valid, and binding obligation of the Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and general equitable principles.

(c) Absence of Conflicting Agreements. Except for any approvals already obtained, no consent, approval or authorization from, or notice to, or filing or registration with, any governmental authority or agency, or from, to or with any other person or entity under any contract, license or agreement to which the Corporation is a party, is necessary or required to be obtained or made by the Corporation in connection with the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement by the Corporation do not contravene any material agreement to which the Corporation is a party or any applicable law, regulation or court order.

(d) Valid Issuance of the Purchased Shares; Offering Exemption. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens, options, encumbrances, proxies or adverse claims. Assuming the accuracy of the Investor’s representations in this Agreement at the time of each such issuance, the Purchased Shares will be issued in compliance with all applicable federal and state securities laws and are exempt from registration under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “1933 Act”) and from registration under applicable state securities or blue sky laws. The issuance of the Purchased Shares is not subject to any preemptive or similar rights.

(e) No Broker. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Corporation in connection with the offering or sale of the Purchased Shares or the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

2.2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Corporation as follows

(a) Authority. The Investor has full power and authority to execute and delivery this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by the Investor and constitutes the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and general equitable principles.

(b) Absence of Conflicting Agreements. Except for any approvals already obtained, no consent, approval or authorization from, or notice to, or filing or registration with, any governmental authority or agency, or from, to or with any other person or entity under any contract, license or agreement to which the Investor is a party, is necessary or required to be obtained or made by the Investor in connection with the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement by the Investor do not contravene any material agreement to which the Investor is a party or any applicable law, regulation or court order.

(c) Investment Intent. The Investor is purchasing the Purchased Shares for the Investor’s own account for investment and not with a view to, or for sale in connection with, any distribution of the Purchased Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Purchased Shares or any portion thereof in any transaction other than a transaction exempt from registration under the 1933 Act. The Investor acknowledges that (i) the Purchased Shares have not been registered under the 1933 Act, (ii) neither the Corporation nor any person acting on its behalf has offered or sold the Purchased Shares to the Investor by any form of general solicitation, general or public media advertising or mass mailing, (iii) the Purchased Shares are characterized as “restricted securities” under the 1933 Act and applicable regulations, (iv) the Corporation’s reliance upon an exemption from registration under the 1933 Act for the sale of the Preferred Shares to the Investor hereunder is predicated upon the truth of the Investor’s representations set forth in this Agreement and (v) the Corporation has no obligation or intention to register any of the Purchased Shares under or to take action so as to permit sales pursuant to the 1933 Act or any applicable state securities law. The Investor acknowledges that the Purchased Shares must be held indefinitely unless subsequently registered under the 1933 Act, or unless an exemption from such registration is available. The Investor is aware of the provisions of Rules 144 and 144A promulgated under the 1933 Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(d) Information Concerning the Corporation. The Investor has had an opportunity to receive documents related to the Corporation and to ask questions and receive answers from the Corporation regarding the Corporation, its plans, operations and financial condition, and the terms and conditions of the offering and sale of the Purchased Shares, and all questions posed have been answered to its satisfaction. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Corporation’s representations and warranties contained in this Agreement. The Investor acknowledges that the Corporation’s ability to achieve its business objectives, whether or not those objectives have been provided to or shared with the Investor, depends on a number of factors, many of which are beyond the control of the Corporation. The Investor represents and warrants that it has not relied on any projections or other forward-looking information provided by the Corporation in making its decision to invest in the Purchased Shares, and that it has relied solely on its own investigation of the Corporation.

(e) Economic Risk. The Investor is able, without impairing its financial condition, to hold the Purchased Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment in the Purchased Shares. The Investor acknowledges that an investment in the Purchased Shares is highly speculative and contains a high degree of risk, and that only those persons able to lose their entire investment should purchase the Purchased Shares. THE INVESTOR ACKNOWLEDGES THAT THERE IS NO ASSURANCE THAT THE AMOUNTS INVESTED IN THE CORPORATION WILL BE RETURNED TO THE INVESTOR, OR THE INVESTOR WILL RECEIVE A RETURN ON THE INVESTOR’S INVESTMENT OR WHAT THE LEVEL OF RETURN (IF ANY) WOULD BE.

(f) Accredited Investor. The Investor is an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the 1933 Act.

(g) Other Representations. Except as set forth in Section 2.1, there have been no representations or warranties made by or on behalf of the Corporation in connection with the transactions contemplated by this Agreement.

ARTICLE III

LEGEND

3.1. Legend. Upon issuance, the Purchased Shares will bear the restrictive legend in substantially the following form and any legend required by the applicable securities or blue sky laws of any state:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER STATE OR FEDERAL SECURITIES STATUTE. NO REOFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES STATUTE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS APPLICABLE TO SUCH TRANSACTION.

ARTICLE IV

ADDITIONAL PROVISIONS

4.1. Public Disclosure. Except as provided below, the Investor will not disclose the terms of this Agreement to any person without the prior written consent of Issuer. Notwithstanding the foregoing, the Investor may disclose the terms of this Agreement as required by law or regulation or to its legal and business advisors, provided that such parties have agreed to be bound by the terms of this confidentiality provision. Within four business days of the Effective Date, the Corporation may publicly disclose the completion of the transactions contemplated by this Agreement through the issuance of a Current Report on Form 8-K or other public disclosure and may publicly file a copy of this Agreement. Notwithstanding the foregoing, the Corporation shall be entitled, without the prior approval of the Investor, to discuss the transactions contemplated by this Agreement in any report filed by the Corporation under the Securities Act of 1934, as amended.

4.2. Further Assurances. The parties to this Agreement agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

4.3. Survival. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made, the sale and purchase of the Purchased Shares, and any disposition of the Purchased Shares by the Investor.

4.4. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without giving effect to the principles of conflicts of law of any jurisdiction.

4.5. Amendment, Modification and Termination. This Agreement may be amended, modified or terminated, or any provision or requirement hereof waived, at any time by an agreement in writing between the Corporation and the Investor.

4.6. Binding Nature of Agreement and No Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except as provided herein, the Investor shall have no right to assign any rights hereunder.

4.7. Counterparts, Headings and Construction. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings and captions used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement. As used herein, the singular shall include the plural and the plural shall include the singular s. The terms “herein,” “hereto,” “hereunder” and the like shall be deemed to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement.

4.8. Integration. This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

4.9. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, then such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:
Name:
Title:

[INVESTOR]